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                             K. PATRICK MEEHAN, ESQ.
                              1520 S.W. 57th TERRACE
                               CAPE CORAL, FL 33914

                                 (941) 945-6330
                               FAX (941) 541-0365

December 22, 1998

Price Communications Wireless, Inc.
45 Rockefeller Plaza
Suite 3200
New York, NY 10020

Ladies and Gentlemen:

I have acted as special counsel to Price Communications Wireless, Inc. (the "Company") in connection with the Company's offer (the "Exchange Offer") to exchange its 91/8% Series B Senior Secured Notes due 2006 (the "New Notes") for any and all of its outstanding 91/8% Series A Senior Secured Notes due 2006 (the "Old Notes") and the guarantee (the "Guarantees") of the New Notes by the Company's direct and indirect subsidiaries listed on Schedule A hereto (the "Guarantor Subsidiaries").

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

Upon the basis of the foregoing and assuming the due execution and delivery of the New Notes and the Guarantees, I am of the opinion that the Guarantees, when the New Notes and the Guarantees are executed, authenticated and delivered in accordance with the Exchange Offer, will be valid and binding obligations of the Guarantor Subsidiaries enforceable in accordance with their terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or similar laws affecting creditors' rights and remedies generally, (b) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and (c) to the extent that a waiver of rights is sought under any usury laws may be unenforceable.

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Price Communications Wireless, Inc                             December 22, 1998
                                       2



The foregoing opinion is subject to the following limitations and qualifications:

(A) I express no opinion as to the right, title or interest of any party to any collateral or the value given therefor.

(B) I express no opinion as to the creation, perfection or priority of any security interest or lien.

(C) I express no opinion as to the enforceability of any security interest.

I am a member of the Florida Bar and the foregoing opinion is limited to the laws of the State of Florida and the General Corporation Law of the State of Delaware. I express no opinion as to the matters arising under or involving law of any jurisdiction other than the State of Florida and the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Exchange Offer.

This opinion is rendered to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by or furnished to any other person without prior written consent.

Very truly yours,

/s/ K. Patrick Meehan
-------------------------
K. Patrick Meehan


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                                                                      SCHEDULE A

Guarantors
----------

ALBANY CELLULAR PARTNERS
COLUMBUS CELLULAR TELEPHONE COMPANY
MACON CELLULAR TELEPHONE SYSTEMS LIMITED PARTNERSHIP
SAVANNAH CELLULAR LIMITED PARTNERSHIP
PANAMA CITY CELLULAR TELEPHONE COMPANY, LTD.
PANHANDLE CELLULAR PARTNERSHIP
PALMER WIRELESS HOLDINGS, INC.
PRICE COMMUNICATIONS WIRELESS II, INC.
PRICE COMMUNICATIONS WIRELESS III, INC.
PRICE COMMUNICATIONS WIRELESS IV, INC.
PRICE COMMUNICATIONS WIRELESS V, INC.
PRICE COMMUNICATIONS WIRELESS VI, INC.
PRICE COMMUNICATIONS WIRELESS VII, INC.
PRICE COMMUNICATIONS WIRELESS VIII, INC.
PRICE COMMUNICATIONS WIRELESS IX, INC.
CEI COMMUNICATIONS, INC.
CELLULAR DYNAMICS TELEPHONE COMPANY
CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC.
DOTHAN CELLULAR TELEPHONE COMPANY, INC.
MONTGOMERY CELLULAR HOLDING CO., INC.
MONTGOMERY CELLULAR TELEPHONE COMPANY, INC.
PANAMA CITY COMMUNICATIONS, INC.